Exhibit 10.26
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”) is entered as of the 16th day of December, 2019, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and DAVID L. COHEN (“Employee”).
BACKGROUND
The Company and Employee entered into an Employment Agreement (the “Agreement”) dated as of October 23, 2015, and desire to further amend the Agreement as provided herein.
AGREEMENT
Intending to be legally bound hereby, the Company and Employee agree as follows:

1.	Subparagraph 3(d)(ii) of the Agreement is hereby deleted in its entirety.

2.	Other than as amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first-above written.
COMCAST CORPORATION

By:     /s/ Thomas J. Reid

EMPLOYEE:

/s/ David L. Cohen
David L. Cohen